UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2012

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 6, 2012, Codexis, Inc. (the “Company”) committed to close its Singapore facility, which will include the termination of employment of approximately 45 employees at the Singapore facility. The Company is undertaking this Singapore workforce reduction and facility closure to conserve cash for its ongoing and future programs following the termination of the Company’s collaboration agreement with Equilon Enterprises LLC dba Shell Oil Products US (“Shell US”) and the corresponding loss of ongoing funding for full-time employee equivalents under that agreement. The Company expects that the Singapore facility closure will be substantially completed by October 31, 2012. The closing of the Company’s Singapore facility is in addition to the workforce reduction at the Company’s Redwood City, California facility that was previously announced on the Company’s Current Report on Form 8-K filed on September 4, 2012.

The Company estimates that it will incur total charges of up to $1.0 million in the second half of 2012 with respect to the Singapore workforce reduction and facility closure, including (i) $0.3 million in continuation of salary and benefits of certain Singapore employees until their work is completed and their positions are eliminated, (ii) $0.1 million of one-time termination costs and (iii) $0.6 million in lease, restoration costs and related facility costs related to the Singapore facility closure. All of the foregoing will result in future cash expenditures.

This Item 2.05 contains forward-looking statements relating to the completion dates of the Singapore workforce reduction and facility closure, the Company’s ability to conserve cash for its ongoing and future programs, the nature and amounts of charges to be incurred in connection with the Singapore workforce reduction and facility closure, and the amount of such charges that will result in future cash expenditures. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Factors that could materially affect actual results include the possibility that the Company may need more cash and/or may need to incur greater charges than anticipated for the Singapore workforce reduction and facility closure; the need to undertake additional restructuring efforts as a result of the loss of ongoing funding from Shell US; the need to retain key employees of the Company; and the need for substantial additional capital in the future in order to execute the Company’s strategy. Additional factors that could materially affect actual results can be found in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 filed with the Securities and Exchange Commission on August 9, 2012, including under the caption “Risk Factors.” The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2012

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary